EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Know Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(o)	—	—	$11,500,000.00	0.00011020		$1,267.30
Fees to be Paid	Equity	Representative Warrants (2)(3)	Rule 457(g)			—	—
Fees to be Paid	Equity	Common stock, underlying Representative’s Warrant(3)	Rule 457(o)	—	—	$805,000	0.00011020		$88.71
	Total Offering Amounts					$12,305,000.00			$1,356.01
	Total Fees Previously Paid							$
	Total Fee Offsets								$—
	Net Fee Due								$1,356.01

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	No fee required pursuant to Rule 457(g).
(3)

We have agreed to issue to the underwriters’ Representative warrant to purchase (the “Representative’s Warrant”) up to 7.0% of the common stock sold in this offering at 100% of the public offering price per share.